                                                                EXHIBIT 10.5
                                                                ------------

                           AGREEMENT NOT TO COMPETE


     THIS AGREEMENT NOT TO COMPETE, dated as of __________________, 1996, by and between Prentiss Properties Trust, a Maryland real estate investment trust (the "Company") and Richard B. Bradshaw (the "Executive"), recites and provides as follows:

                              W I T N E S S E T H:

     WHEREAS, the Company is a self-administered Maryland real estate investment trust, which has been formed to continue and expand the national acquisition, property management, leasing, development and construction business of Prentiss Properties Limited, Inc., and its affiliates (collectively, the "Prentiss Group");

     WHEREAS, the Company's primary objective is to maximize the profitability of its Properties by continuing the Prentiss Group's success in renewing leases, maintaining high occupancy rates, reducing operating costs and growing through the acquisition of additional office and industrial properties and through development primarily on a build-to-suit basis;

     WHEREAS, Executive has been continuously and actively engaged in various aspects of real estate development, acquisitions, and investment management on the national level, both personally and for companies and joint ventures controlled by or affiliated with Executive, including, without limitation, the owning, development, asset management and management of Office or Industrial Properties;

     WHEREAS, the Executive and the Company have determined that, in furtherance of the Company's objectives, it is desirable to set forth in this Agreement certain covenants and agreements with respect to certain Competitive Activities, as hereinafter defined, of Executive and the Affiliates of Executive, as hereinafter defined.

     NOW, THEREFORE, IN CONSIDERATION of the mutual covenants, promises and obligations of the parties provided for in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     A.   DEFINITIONS.
          -----------

          For purposes of this Agreement, the following terms shall have the following meanings (applicable to both the singular and plural forms of the terms defined):

          1. "Acquisition of Office or Industrial Property" means engaging in the activity of soliciting, seeking to acquire, obtaining an option or first right of refusal to acquire, or acquiring, any interest in an Office or Industrial Property.

          2. "Affiliate" means (i) any person directly or indirectly controlling, controlled by, or under common control with such other person, (ii) any executive officer, director, trustee or general partner of such other person, and (iii) any legal entity for which such person acts as an executive officer, director, trustee or general partner. The term "person" means and includes any natural person, corporation, partnership, association, limited liability company or any other legal entity.

          3. "Asset Management Activity" means engaging directly, through an Affiliate, or being employed by any entity undertaking, or otherwise undertaking to manage investments in Property for the account of others.

          4. "Competitive Activity" means engaging in directly, through an Affiliate, or being employed by any entity undertaking, or otherwise undertaking to do any of the following: (i) Acquisition of Office or Industrial Property,
(ii) Office or Industrial Property Construction, (iii) Office or Industrial Property Entitlements, (iv) Speculation, or (v) Office or Industrial Property Management and Operation.

          5. "Independent Trustee" shall mean a member of the Board of Trustees of the Company who is defined as an "Independent Trustee" in the Amended and Restated Declaration of Trust of the Company, which is attached as
Exhibit 3.1 to the Company's Registration Statement on Form S-11 (File No. 333-
9863), as filed with the Securities and Exchange Commission, as amended.

          6. "Noncompetition Period" means the period beginning the date of this Agreement and ending two years after the date of termination of any employment relationship between the Executive and the Company.

          7. "Noncompetition Regions" means all geographic areas and real estate markets in the Southeastern United States, including a 50 mile radius of each area or market, in which the Company owns, owns an interest in or manages any Office or Industrial Property, including but not limited to the areas and markets listed on the attached Schedule A.

          8. "Office or Industrial Property Construction" means the construction, renovation or repair of improvements on a Office or Industrial Property by Executive or an Affiliate of Executive.

          9. "Office or Industrial Property Entitlements" means engaging in the process by which a person with an interest in an Office or Industrial Property obtains necessary or desirable governmental approvals, licenses, permits, entitlement or agreements for the commencement of Office or Industrial Property Construction.

          10. "Office or Industrial Property" means any Property that is used in whole or in part for office or industrial space or office or industrial related purposes, whether in fee or leasehold, together with all improvements and fixtures now or hereafter located thereon, all rights, privileges and easements appurtenant thereto, and all tangible and intangible personal property used in connection therewith.

          11.  "Property" means any real property or any interest therein.

          12. "Property Management and Operation" means engaging in directly or through an Affiliate, or being employed by any entity undertaking, or otherwise undertaking the day-to-day management and operation of an Office or Industrial Property, whether pursuant to a master lease, management agreement or any other arrangement.

          13. "Speculation" means engaging in the activity of soliciting, seeking to acquire, obtaining an option or a first right of refusal to acquire, acquiring, any interest in a Office or Industrial Property with the intention at any time of acquiring (or obtaining an option or a first right of refusal to acquire) or holding an Office or Industrial Property for subsequent sale or other transfer to any person for purposes of Competitive Activity.

     B.   AGREEMENT NOT TO COMPETE
          ------------------------

          Except as explicitly provided herein, the Executive agrees, for the entire Noncompetition Period, to the following covenants, effective within the Noncompetition Regions:

          1.   Competitive Activity Restriction.  Executive, personally or
               --------------------------------
through any Affiliate of Executive, shall not conduct any Competitive Activity other than through the Company, unless a majority of the Company's Board of Trustees, which majority must include a majority of the Independent Trustees, have determined that such Competitive Activity will not have a material adverse effect on the operations of any Office or Industrial Property that the Company either owns or has a right to acquire.

          2.   Property Management and Operation.  Executive, personally or
               ---------------------------------
through any Affiliate of Executive, shall not engage in any Property Management and Operation other than through the Company, except with respect to any Office or Industrial Property, managed by Executive or any Affiliate of Executive as a result of any permitted Office or Industrial Activity.

          3.   No Beneficial Ownership.  Executive shall not hold directly or
               -----------------------
indirectly any beneficial interest in any entity engaged in any Office or Industrial Activity other than the Company, except for any interest in a company traded on a nationally recognized public securities exchange (including The Nasdaq National Market), provided such interest does not exceed five percent of the outstanding capital stock of such company.

          4.   Loans.  Executive shall not directly or indirectly make any loan
               -----
to, or hold any note evidencing a loan from, any entity engaged in any Office or Industrial Development Activity.

          5.   Competitive Entity.  Executive shall not be a director or
               ------------------
trustee, officer, or employee of, or consultant to (whether for compensation or not) any entity engaged in any Office or Industrial Activity.

          6.   Notification to Independent Trustees.  If Executive or any
               ------------------------------------
Affiliate of Executive desires to engage in any Office or Industrial Activity, Executive shall be obligated to describe fully the proposed activity in a written notice (the "Disclosure Notice") to the Company and the Independent Trustees. A Disclosure Notice shall only pertain to a specific proposed project and the referenced proposed project shall be described therein with specificity as to timing, location, scope and the extent of Executive's involvement, financially and in terms of his time commitment. A Disclosure Notice may not request approval for any conceptual or non-project specific activity or for any activity that is prohibited by this Agreement.

     C.   MISCELLANEOUS PROVISIONS.
          ------------------------

          1.   Notices.  All notices or deliveries authorized or required
               -------
pursuant to this Agreement shall be deemed to have been given when in writing and when (i) deposited in the U.S. mail, certified, return receipt requested, postage prepaid, or (ii) otherwise delivered by hand or by overnight delivery, against written receipt, by a common carrier or commercial courier or delivery service addressed to the parties at the following addresses or to such other addresses as either may designate in writing to the other party:

          To the Company:     Prentiss Properties Trust
                              1717 Main Street, Suite 5000
                              Dallas, Texas 75201

                              Phone (214) 761-1440

          To the Executive:   Richard B. Bradshaw
                              1717 Main Street, Suite 5000
                              Dallas, Texas 75201
                              Phone (214) 761-1440

          2.   Entire Agreement.  This Agreement contains the entire
               ----------------
understanding between the parties hereto with respect to the subject matter hereof and shall not be modified in any manner except by instrument in writing signed, by or on behalf of, the parties hereto. This Agreement shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties hereto.

          3.   Applicable Law.  This Agreement shall be governed and construed
               --------------
in accordance with the laws of the State of Texas.

          4.   Titles and Headings.  Titles and headings to sections and
               -------------------
paragraphs in this Agreement are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

          5.   Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          6.   Amendments.  No amendment, modification or supplement to this
               ----------
Agreement shall be binding on any of the parties hereto unless it is in writing and signed by the parties in interest at the time of the modification, and further provided any such modification is approved by a majority of the Independent Trustees.

          7.   No Third-Party Beneficiaries.  This Agreement is solely for the
               ----------------------------
benefit of the parties to this Agreement and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claims or action or other right in excess of those existing without reference to this Agreement.

          8.   Maximum Legal Enforceability; Time of Essence.  Any provision of
               ---------------------------------------------
this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without prejudice to any rights or remedies otherwise available to any party to this Agreement, each party hereto acknowledges that damages would not be an adequate remedy for any breach of the provisions of this Agreement and agrees that the obligations of the parties hereunder shall be specifically enforceable. Time shall be of the essence as to each and every provision of this Agreement.

          9.   Further Assurances.  The parties to this Agreement will execute
               ------------------
and deliver or cause the execution and delivery of such further instruments and documents and will take such other actions as any other party to the Agreement may reasonably request in order to effectuate the purpose of this Agreement and to carry out the terms hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

                         THE EXECUTIVE



                         ----------------------------------------
                         RICHARD B. BRADSHAW



                         THE COMPANY


                         PRENTISS PROPERTIES TRUST, INC.



                         By:-------------------------------------

                              Its:-------------------------------

                                  SCHEDULE A
                                  ----------


                           CERTAIN MARKETS INCLUDED
                         IN THE NONCOMPETITION REGIONS



Washington, DC
Orlando, FL
Atlanta, GA
Baltimore, MD
Kansas City, MO
Amarillo, TX
Austin, TX
Dallas, TX
Fort Worth, TX
Houston, TX
Northern Virginia